EXHIBIT 10.1

SUMMARY OF KEY TERMS OF COMPENSATION ARRANGEMENTS WITH PACIFICORP NAMED EXECUTIVE OFFICERS

PacifiCorp’s named executive officers each receive an annual salary and participate in health insurance and other benefit plans on the same basis as other employees, as well as certain other benefit plans described in PacifiCorp’s Annual Report on Form 10-K. The named executive officers are also eligible for a cash incentive under the PacifiCorp Annual Incentive Plan (“AIP”) and participate in the Deferred Share Program, an equity incentive component of the AIP designed specifically for executive officers and senior management. In addition, named executive officers participate in the Long Term Incentive Plan (“LTIP”) of PacifiCorp’s parent company, Scottish Power plc (“ScottishPower”). A copy of the LTIP is attached as Exhibit 12.6 to the ScottishPower Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission on June 27, 2003. Awards under the Deferred Share Program and LTIP are determined as percentages of base salary. The Deferred Share Program replaces the PacifiCorp Stock Incentive Plan and ScottishPower Executive Share Option Plan 2001, from which equity incentive awards have been made in past years to PacifiCorp named executive officers. Copies of these plans are attached as Exhibit 12.5 and 12.7, respectively, to the ScottishPower 20-F filed with the SEC on June 27, 2003.

Key elements of executive compensation for fiscal year ending March 31, 2006:

Name and Title	Fiscal 2006 Salary	2006 AIP Maximum Cash Incentive	2006 AIP Maximum Deferred Share Incentive	2006 LTIP Maximum Award
Judith A. Johansen President and Chief Executive Officer	$790,000	75%	25%	75%
Michael J. Pittman Senior Vice President	345,000	100	25	60
Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary	348,503	67.5	25	40
A. Richard Walje Executive Vice President	330,811	60	20	60
Matthew R. Wright Executive Vice President (a)	305,292	60	20	60
Richard D. Peach Chief Financial Officer (b)	410,000	60	20	60

(a)

For the three-month period ending June 30, 2005, Mr. Wright will also receive international assignee localization benefits, with an estimated value of $25,359 in the form of foreign service premium payments and housing and utilities allowances.

(b)

Mr. Peach is expected to be a named executive officer for the year ending March 31, 2006. Additional information regarding the key terms of Mr. Peach’s employment arrangements are summarized in Exhibit 10.1 to PacifiCorp’s Current Report on Form 8-K, filed May 6, 2005, Commission File No. 1-5152, which is incorporated herein by reference.